UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2026

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Smith Street	Houston,	TX	77002
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (832) 854-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2026 Executive Compensation Review and 2026 Base Salaries

On January 28, 2026, the independent Directors of the Board of Directors (the “Board”) of Chevron Corporation (“Chevron”) conducted an annual review of the compensation of Chevron’s executive officers, including Michael K. Wirth, Chairman and Chief Executive Officer (“CEO”); Eimear P. Bonner, Chief Financial Officer; and the other named executive officers of Chevron identified in Chevron’s 2025 proxy statement who are currently employed by Chevron, Mark A. Nelson, Vice Chairman and R. Hewitt Pate, Chief Legal Officer (collectively, the “Named Executive Officers”). Following such review, the independent Directors of the Board approved an increase of $75,000 to Mr. Wirth’s annual base salary, resulting in an annual salary of $1,975,000, and ratified the decision of the Management Compensation Committee of the Board (the “Committee”) to increase the annual base salaries of the principal financial officer and the other Named Executive Officers, as follows: (i) an increase of $50,000 for Ms. Bonner, resulting in an annual base salary of $1,100,000; (ii) an increase of $25,000 for Mr. Nelson, resulting in an annual base salary of $1,350,000; and (iii) an increase of $50,000 for Mr. Pate, resulting in an annual base salary of $1,250,000. All base salary increases will be effective March 1, 2026.

Chevron Incentive Plan

On January 28, 2026, the independent Directors of the Board approved no change to the 2026 target percentage under the Chevron Incentive Plan (“CIP”) for Mr. Wirth (165 percent) and ratified the decision of the Committee to make no changes to the target bonus percentages for 2026 under the CIP for each of Ms. Bonner (110 percent), Mr. Nelson (120 percent), and Mr. Pate (110 percent).

2024 Equity Awards to Named Executive Officers

On January 28, 2026, the independent Directors of the Board also approved the equity grant award value of $23,000,000 to Mr. Wirth and ratified the following equity grant award values approved by the Committee under the 2022 Long-Term Incentive Plan of Chevron Corporation (“2022 LTIP”) with an award grant date of February 1, 2026 (the “Grant Date”): (i) Ms. Bonner, $5,094,000; (ii) Mr. Nelson, $8,533,800; and (iii) Mr. Pate, $7,641,000. Each 2026 award under the 2022 LTIP comprises two equity vehicles, performance shares (50%) and restricted stock units (50%), and will be governed by the terms of the applicable award agreement and the 2022 LTIP. The actual number of performance shares and restricted stock units to be granted to each of Messrs. Wirth, Nelson, Pate, and Ms. Bonner will be determined by dividing the target value of each equity vehicle by the closing price of Chevron’s common stock on the Grant Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 30, 2026

CHEVRON CORPORATION
By:	/s/ Rose Z. Pierson
Rose Z. Pierson
Assistant Secretary